Registration No. 333-231712

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

DYADIC INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-0486747
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

140 Intracoastal Pointe Drive, Suite 404 Jupiter, Florida (Address of Principal Executive Offices)	33477 (Zip Code)

Dyadic International, Inc. 2006 Stock Option Plan

Dyadic International, Inc. 2011 Equity Incentive Plan

Dyadic International, Inc. 2021 Equity Incentive Plan

(Full title of the plans)

Mark A. Emalfarb, CEO
140 Intracoastal Pointe Drive, Suite 404
Jupiter, Florida 33477

(Name and address of agent for service)

(561) 743-8333

(Telephone number, including area code, of agent for service)

Copy to:

Kimberly C. Petillo-Décossard
Cahill Gordon & Reindel LLP
32 Old Slip
New York, NY 10005
(212) 701-3265

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller Reporting Company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-8 (“Post-Effective Amendment”) amends the registrant’s Registration Statement on Form S-8 (File No. 333-231712) filed with the Securities and Exchange Commission (the “Commission”) on May 23, 2019 (together with the Post-Effective Amendment, the “Registration Statement”), with respect to 9,139,101 shares of Common Stock, par value $0.001 per share, of the registrant (“Common Stock”) issuable pursuant to the Dyadic International, Inc. 2006 Stock Option Plan and the Dyadic International, Inc. 2011 Equity Incentive Plan (the “2011 Plan”). Effective June 11, 2021, the registrant’s shareholders approved the Dyadic International, Inc. 2021 Equity Incentive Plan (the “2021 Plan”), pursuant to which 1,388,386 shares of Common Stock available for issuance under the 2011 Plan and up to 5,324,215 shares of Common Stock subject to outstanding awards under the 2011 Plan, provided the awards are forfeited or lapse unexercised, became or may become available for issuance under the 2021 Plan. As a result, the registrant is filing this Post-Effective Amendment to incorporate the 2021 Plan as an exhibit to the Registration Statement and to reflect that a total of up to 6,712,601 shares of Common Stock previously registered for issuance under the 2011 Plan have or may become available for issuance under the 2021 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Description
4.1	Restated Certificate of Incorporation dated November 1, 2004 (incorporated by reference to Exhibit 3.1 to the Form 10-12G filed on January 14, 2019).
4.2	Second Amended and Restated Bylaws dated December 31, 2018 (incorporated by reference to Exhibit 3.2 to the Form 10-12G filed on January 14, 2019).
4.3	Dyadic International, Inc. 2006 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Form 10-12G filed on January 14, 2019).
4.4	Dyadic International, Inc. 2011 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Form 10-12G filed on January 14, 2019).
4.5	Dyadic International, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to Form DEF 14A filed on June 11, 2021).
5.1**	Opinion of Cahill Gordon & Reindel LLP.
23.1**	Consent of Mayer Hoffman McCann P.C.
23.2**	Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5.1).
24.1**	Power of Attorney (included on signature page).

_____________________

**    Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jupiter, State of Florida on August 12, 2021.

DYADIC INTERNATIONAL, INC.

By: /s/ Ping W. Rawson
Name: Ping W. Rawson Title: Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, each of the undersigned, being a director, or officer, or both, of Dyadic International, Inc., a Delaware corporation, hereby constitutes and appoints Mark A. Emalfarb and Ping W. Rawson, and each of them, as his or her true and lawful attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any amendments to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact or their substitute or substitutes may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Mark A. Emalfarb	Chief Executive Officer, Director	August 12, 2021
Mark A. Emalfarb	(Principal Executive Officer)

/s/ Ping W. Rawson	Chief Financial Officer	August 12, 2021
Ping W. Rawson	(Principal Financial Officer and Principal Accounting Officer)

/s/ Michael P. Tarnok	Chairman, Director	August 12, 2021
Michael P. Tarnok

/s/ Jack L. Kaye	Director	August 12, 2021
Jack L. Kaye

/s/ Seth J. Herbst, MD	Director	August 12, 2021
Seth J. Herbst, MD

/s/ Arindam Bose, Ph. D.	Director	August 12, 2021
Arindam Bose, Ph.D.

/s/Barry C. Buckland, Ph.D.	Director	August 12, 2021
Barry C. Buckland, Ph.D.

/s/ Patrick Lucy	Director	August 12, 2021
Patrick Lucy

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